Exhibit 99.1

Massimo Group Secures Up to US$4 Million in Controlling Shareholder Funding to Accelerate Intelligent Patrol Systems Development and Terminates Previously Announced FST Acquisition

Company Will No Longer Pursue Previously Contemplated Stock-Based Acquisition Structure and Will Focus on Advanced Security Technologies, Autonomous Patrol Platforms and AI-Enabled Security Solutions

GARLAND, Texas, June 24, 2026 — Massimo Group (NASDAQ: MAMO) (“Massimo” or the “Company”), a manufacturer and distributor of powersports vehicles, UTVs, ATVs and innovative mobility solutions, today announced that it has terminated its previously announced proposed acquisition of FST Development Company Limited (“FST”), originally disclosed on February 3, 2026.

Under the previously contemplated transaction structure, a portion or all of the acquisition consideration could have been satisfied through the issuance of Company shares. Following a comprehensive review of the Company’s strategic priorities, capital allocation plans and recent internal development progress, the Company has elected not to proceed with the proposed acquisition and will no longer pursue the previously contemplated stock-based acquisition structure.

Over the past several months, the Company’s internal development programs and strategic development partnerships have achieved significant progress across multiple advanced security technology initiatives, including intelligent patrol systems, autonomous patrol vehicle platforms, drone-assisted security technologies, AI-powered command and monitoring platforms, and related intelligent security solutions. These developments have strengthened management’s confidence in the Company’s internal technology roadmap and reduced the need to pursue external acquisitions to obtain similar capabilities.

To support the Company’s disciplined capital allocation strategy while preserving operating flexibility, the Company’s controlling shareholder made the decision to provide up to US$4 million in funding support to accelerate the Company’s internal development programs focused on intelligent patrol systems, autonomous security technologies, AI-powered monitoring platforms and related next-generation security solutions.

The funding is expected to support product development, testing, optimization, pilot deployments, commercialization efforts and continued technology advancement across the Company’s intelligent security platform initiatives.

Quenton Petersen, Chief Executive Officer of Massimo Group, commented:

“Our internal development initiatives have advanced significantly over the past several months. After evaluating multiple strategic alternatives, we believe focusing on our existing intelligent patrol and advanced security technology programs is the best path forward for Massimo and its shareholders.

The commitment from our controlling shareholder reflects confidence in our technology roadmap, development progress and long-term growth opportunities. With this support, we will focus on product development, commercialization and market expansion while maintaining disciplined capital allocation.”

Importantly, Massimo is not starting from zero. The Company already has an established nationwide sales network, dealer relationships, distribution channels, operational infrastructure, and manufacturing capabilities across the United States. With its commercial platform already in place, management believes the most efficient path forward is to enhance and expand that platform through advanced security technologies, intelligent patrol systems, autonomous mobility solutions, and AI-enabled security applications.

About Massimo Group

Massimo Group (NASDAQ: MAMO) is a U.S.-based provider of utility-focused powersports vehicles, recreational products and marine equipment. The Company delivers feature-rich products through a nationwide distribution and service network and is focused on expanding its platform through product innovation, operational execution and scalable channel development across consumer and commercial markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning.

These statements include, but are not limited to, statements regarding future business strategies, the termination of the previously announced proposed acquisition of FST Development Company Limited, the Company’s decision not to pursue the previously contemplated stock-based acquisition structure, controlling shareholder funding support, product development, testing, pilot deployments, commercialization efforts, intelligent patrol systems, autonomous security technologies, AI-powered monitoring platforms, related next-generation security solutions, channel development, commercial expansion, intelligent automation initiatives and operational improvements.

Forward-looking statements are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied by such statements, including those under “Risk Factors” in filings with the SEC made by Massimo. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Company Contact

Quenton Petersen
CEO
Massimo Group

ir@massimomotor.com